UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:  March 31, 2018

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055

_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02

Termination of a Material Definitive Agreement

On March 12, 2015, Timberline Resources Corporation (the “Company”, “Timberline” or the “Registrant”) entered into a property option agreement (the “Option Agreement”) by and among the Company and Talapoosa Development Corp., as buyers, and American Gold Capital US Inc., Gunpoint Exploration US Ltd. and Gunpoint Exploration Ltd. (“Gunpoint”), as sellers, pursuant to which the sellers granted the Company an exclusive and irrevocable option (the “Option”) to purchase a 100% interest in and to the sellers’ Talapoosa project (the “Project”), as more fully described in the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2015, which is incorporated herein by reference.

On October 19, 2016, the Company and the sellers amended the Option Agreement to revise certain of the payment terms of the Option, including among other payment requirements, the requirement that on March 31, 2018, the Company pay to the sellers U.S.$2,000,000 in cash and issue one million shares of the Company’s common stock to the sellers, as more fully described in the Company’s Current Report on Form 8-K filed with the Commission on November 17, 2016, which is incorporated herein by reference

On March 31, 2018, the Company did not make the required payment of U.S.$2,000,000 to the sellers or issue the one million shares of common stock to the sellers.  As a result, pursuant to the terms of the Option Agreement, as amended, the Option Agreement terminated at 11:59 pm Coeur D’Alene time on March 31, 2018.  As a result of the termination of the Option Agreement, ownership of the Project reverted back to the sellers and the Company retains no interest in the Project.

American Gold Capital US Inc., a subsidiary of Gunpoint, currently holds 3,000,000 shares of common stock of the Company, representing approximately 8.3% of the Company’s issued and outstanding shares as of the date of this report.

Item 7.01 Regulation FD Disclosure.

On April 3, 2018, the Company issued a press release entitled “Timberline Resources Re-initiates Eureka Project Exploration and Relinquishes Talapoosa Property Option”.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated April 3, 2018*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: April 4, 2018	By:	/s/ Steven A. Osterberg
Steven A. Osterberg Chief Executive Officer